                                                             EXHIBIT 10.70

                              EMPLOYMENT AGREEMENT

This Employment  Agreement (the  "Agreement") is made and entered into as of the
17th  day of May,  2004  between  Home  Properties,  L.P.,  a New  York  limited partnership  (the  "Company"),  Home  Properties,  Inc., a Maryland  corporation
("HME") and Edward J.  Pettinella,  an  individual  residing at 8 Chelsea  Park,
Rochester, New York 14534 ("Employee").

     WHEREAS,  the Company and the Employee desire to enter into this Employment
Agreement to formalize the terms  pursuant to which Employee will continue to be employed by the  Company,  including a covenant by the  Employee  not to compete with the Company and HME.

     NOW,  THEREFORE,  in  consideration  of the mutual  promises,  benefits and covenants herein contained, the Company and Employee hereby agree as follows:

1. Effective  Date;  Term.  This Agreement shall be effective on January 1, 2004
(the "Commencement  Date") and shall terminate on December 31, 2006 (the "Term")
unless terminated sooner in accordance with section 4 of this Agreement.

2.  Duties.  During the term of this  Agreement,  subject to the  direction  and control  of the Board of  Directors  of HME,  the  Employee  shall  serve in the capacity  of Chief  Executive  Officer  and  President  and  shall  perform  and discharge well and faithfully  any management and other duties  consistent  with the position of Chief Executive  Officer and President as may be assigned to the
Employee by the Board of Directors of HME (the "Board of  Directors").  Employee
shall  devote  substantially  all of his  business  time  to the  interests  and business of the Company, HME and their subsidiaries and affiliates except during a customary vacation period of four weeks per year, periods of illness and other absences beyond his control.

3. Compensation, Benefits and Expenses.

3.1 Base Salary and Bonus.  During the period from the Commencement Date through
December 31, 2004,  the Company  shall pay to Employee a Base Salary of $475,000 to be paid in equal  installments  pursuant to the  Company's  standard  payroll policies  subject to withholding or deductions as may be mutually agreed between the  Company and  Employee  or  required  by law.  The Base Salary to be paid to
Employee for calendar  years 2005 and 2006 shall be determined in the discretion of the  Compensation  Committee  of the Board of  Directors  (the  "Compensation
Committee"),  but in no event shall such Base Salary be less than  $475,000  per year.

3.2  Incentive  Compensation.  Employee  shall  receive  incentive  compensation pursuant to the Company's Incentive Compensation Plan. While the Company has the
right to change or eliminate the Incentive Compensation Plan, for so long as the
Incentive  Compensation  Plan is structured as it is currently  structured,  the factor to be applied to the Employee's  salary under the Incentive  Compensation
Plan to determine  the amount of the bonus to be paid shall be a minimum  of12%.
The Incentive  Compensation to be paid to Employee in 2004 shall be based on the
Company's  performance in 2003, continuing in like progression with the bonus to be paid in any year based on the prior year's  performance,  including a payment to be made to the  Employee  in 2007 based on the  Company's  2006  performance.
Notwithstanding the above,  Employee acknowledges that pursuant to the Incentive
Compensation  Plan  whether any bonus is to be paid and the amount of that bonus is completely in the discretion of the Compensation Committee.

3.3 Stock Option Grants and  Restricted  Stock Awards.  On an annual basis,  the
Company  shall  review the  performance  of the Company and the Employee and the
Company may provide the Employee  with  additional  compensation  in the form of long term equity  incentives  such as stock options and restricted  stock if the
Compensation  Committee  determines  that the performance of the Company and the
Employee's  contribution to the Company  warrants the payment of such additional consideration.

3.4 Fringe Benefits. During the period of his employment,  Company shall provide
Employee with such fringe  benefits as shall be  determined by the  Compensation
Committee,  provided, such fringe benefits shall be no less favorable than those provided to other senior executives of HME or the Company (or their subsidiaries or affiliates).

3.5 Expenses. During the term of this Agreement, the Company authorizes Employee to incur  reasonable  and  necessary  expenses in the course of  performing  his duties  and  rendering  services  hereunder,  and the  Company  shall  reimburse
Employee for all such expenses within thirty (30) days after Employee renders to the Company an account of such  expenses  and such other  substantiation  as the
Company may  reasonably  request.  The Company  shall  provide  Employee with an office, office equipment and clerical support at the Company's corporate office.

4. Termination.

4.1 Termination. This Agreement may be terminated by the Company (after approval by the Board of Directors) at any time with or without "Cause" or by Employee at any time with or without "Good Reason".

4.2  Definition  of Cause.  As used herein  "Cause"  shall be determined in good faith solely by the  Corporate  Governance/Nominating  Committee of the Board of
Directors in the  reasonable and good faith exercise of its discretion and shall mean:  (a)  dishonest  or  fraudulent  actions by Employee in the conduct of his duties for the Company or the  conviction of Employee of a felony;  (b) death of
Employee;  (c) a material failure by Employee to devote substantially all of his business time to the business of the Company; (d) a material failure by Employee to follow the Company's good faith instructions and directives that is not cured by the Employee  within 60 days after receiving  notice;  (e)  unreasonable  and material neglect,  refusal or failure by Employee to perform the duties assigned to him that is not cured by the Employee within 60 days after receiving  notice;
(f)  Employee's  material  breach  of this  Agreement  that is not  cured by the
Employee within 60 days after receiving notice;  (g) Employee's  material breach of any portion of paragraph 6 of this  Agreement;  (h) Employee's  breach of the
Code of Business Conduct and Ethics of Home Properties,  Inc. and its Affiliated
Companies and/or the Company's Code of Ethics for Senior Financial Officers (the
"Code of Ethics"); (i) any other act or omission which subjects the Company, HME or any of their related entities to substantial  public  disrespect,  scandal or ridicule;  (j) any governmental  regulatory agency recommends or orders that the
Company  terminate the  employment of the Employee or relieve him of his duties;
or (k)  physical  or  mental  disability  of  Employee  that  prevents  him from performing his duties for 90 consecutive days or for an aggregate of 180 days in any twelve-month period.

4.3 Definition of Good Reason.  As used herein,  "Good Reason" shall mean: (a) a material breach of this Agreement by the Company or HME that is not cured within
60 days after  receiving  notice of such  breach  with the  determination  as to whether  there  has been a breach  and  whether  the  breach is  material  to be determined solely by the Corporate  Governance/Nominating Committee of the Board
of Directors in the reasonable and good faith exercise of its  discretion;  (b);
or (b) any  requirement  by the Company  that  Employee  relocate to a principal place of business outside of the Rochester, New York metropolitan area.

4.4  Termination  for Cause or Without Good Reason.  In the event that:  (a) the
Company  terminates  this  Agreement  for  Cause;  or (b)  Employee  resigns  or terminates  without Good Reason,  then, in any such event,  Employee's rights to receive any payments and benefits  pursuant to this Agreement  shall,  effective upon the date of termination or expiration of his  employment,  terminate in all respects,  except  that the  Company  shall pay to  Employee  any  payments  and benefits  hereunder  that are accrued  and unpaid up to such date (which  amount shall not include  any bonus under the  Company's  Incentive  Plan for  services rendered during the year in which the termination  occurs),  and shall reimburse
Employee for any  expenses  incurred as of such date  pursuant to paragraph  3.5 hereof. In the event of any termination described in subparagraph (a) and (b) of this  Section 4.4,  then all rights of any kind under any existing  stock option held by the Employee expire  immediately and all shares of restricted stock held by the Employee as to which the restrictions  have not lapsed in accordance with the provision of the award shall be forfeited.

4.5  Termination  Without Cause or for Good Reason.  In the event that:  (a) the
Company  terminates for any reason other than for Cause; or (b) Employee resigns or terminates for Good Reason, then in any such event: (i) the Company shall pay to Employee any payments and benefits  hereunder  that are accrued and unpaid up to, and shall reimburse Employee for any expenses incurred pursuant to paragraph
3.5 hereof prior to, the date of  termination  or  expiration;  (ii) the Company shall pay to the Employee  within  twenty  business  days after  termination  or expiration  of his  employment,  a lump sum equal to the  greater  of two or the number of full years  remaining in the Term  multiplied by (x)  Employee's  Base
Salary, (y) incentive  compensation  determined in accordance with Paragraph 3.2 for the year  preceding the date of termination of employment and (z) the Equity
Compensation Value (as described in Section 4.6); (iii) the Company shall pay to the Employee prior to March 31 of the year following termination,  the incentive compensation  for  Employee  would have earned  based on his  targeted  bonus as provided  in  Paragraph  3.2 hereof if he had been an Employee on December 31 of the year of termination;  (iv) all  restrictions on restricted stock held by the
Employee  shall  lapse;  and (v) all options  previously  issued to the Employee
shall  vest  and  remain   exercisable  for  one  year  following  the  date  of
termination.  In the event that the termination  occurs before the amount of the incentive  compensation for services  rendered in the year preceding the date of termination have been finally determined,  then the payment to Employee shall be an estimate based on the Employee's targeted bonus with an adjustment to be made promptly upon the  determination  of the actual amount pursuant to the Company's
Incentive  Compensation  Plan.  In  addition  to the above  payment,  the fringe benefits  provided to  Employee  during the Term of this  Agreement  pursuant to
Section 3.3 hereof shall  continue  until the earlier to occur of : (i) December
31, 2006; and (ii) Employee receives  substantially  equivalent  benefits from a subsequent employer.

4.6 Provisions Relating to Equity Compensation.

     (a) The Equity Compensation Value shall be calculated for the year in which the termination occurs and for each of the two preceding calendar years and then divided  by  three.  If no  awards  had  been  made  in the  year in  which  the termination  occurs,  then the value of the awards  made  during the three years prior to the year in which the termination occurs shall be averaged.  In valuing awards for purposes of making this  calculation,  all awards shall be treated as if fully  vested  when  granted,  restricted  stock  grants  shall be  valued by reference to the fair market value on the date of grant of the Company's  common stock, par value $.01 per share and other equity-based compensation awards shall be valued at the value established by the Compensation  Committee.  The value of any option may be determined by the Compensation Committee at any time after its grant  date by  setting  such  value at the  value  determined  by a  nationally recognized  accounting firm or employee benefits  compensation firm, selected by such  Committee,  that  calculates such value in accordance with a Black-Scholes formula or variations  thereof using such parameters and procedures  (including, without  limitation,  parameters and  procedures  used to measure the historical volatility of the Company's  common stock as of the relevant  grant date) as the
Compensation  Committee  and/or such firm deems reasonably  appropriate.  In all events,  if the  parameters  used for  valuing  any option for  purposes of this section are the same as the  parameters  used for valuing any other  options for purposes of  disclosure or inclusion in the  Company's  financial  statements or financial statement footnotes, then such parameters shall be deemed reasonable.

     (b)  Notwithstanding  the  definition  of "Cause" or "Good Cause" which may appear in the Company's equity  benefit/compensation  plans, for so long as this
Agreement is in effect,  the provisions of this Agreement shall govern except if the reason for the  termination  is the death or  disability  of the Employee in which event the provisions of the Company's  equity  benefit/compensation  plans shall  govern the vesting of stock  options and the lapsing of  restrictions  on restricted stock.

4.7  Termination  Following  A Change of  Control.  In the event of a "Change of
Control" as defined in the Company's Executive Retention Plan (including any and all amendments  thereto) (the "Retention Plan") and a subsequent  termination of the Employee's  employment either by the Company or the Employee as described in
Section 3(a) of the Retention Plan, the benefits to be paid to the Employee upon such a termination shall be as provided in the Executive  Retention Plan, except that the  Employee  shall be paid three times his Base Salary (as defined in the
Retention  Plan) and three  times the last bonus  which was awarded to him under the Bonus Plan (as defined in the Retention Plan).

5. Notices. Any notices or other communications under this Agreement shall be in writing and shall be given by personal  delivery or by a  nationally  recognized overnight delivery service, and shall be deemed given when personally delivered, or on the next  business  day  following  delivery  to a  nationally  recognized overnight delivery service:

     (i) if to Employee, addressed to:

                  Edward J. Pettinella
                  8 Chelsea Park
                  Rochester, New York 14534

     (ii) if to the Company, addressed to:

                  Home Properties, L.P.
                  850 Clinton Square
                  Rochester, NY 14604
                  Attn:  Janine Schue and Ann McCormick

or to such other  address or addresses  as either party shall have  specified in writing to the other party  hereto.  Any notices to be issued  hereunder  by the
Company shall be issued by the Corporate  Governance/Nominating Committee of the
Board of Directors on behalf of the Company.

6. Covenants as to Confidential Information and Non-Compete.

6.1  Non-Compete.  The  Employee  recognizes  that by virtue of his status as an employee  and a member of HME's Board of Directors he is obligated to uphold his fiduciary  and other  obligations  to the Company and HME and comply with all of the restrictions  set forth in the Code of Ethics,  which is attached hereto and incorporated herein by reference.  Employee acknowledges and agrees that he will fully  and  faithfully  abide  by the  Code  of  Ethics  for so long as he is an employee and/or a member of HME's Board of Directors.  In addition, the Employee acknowledges  and  recognizes  the highly  competitive  nature of the  Company's business  and agrees  that during the term of this  Agreement,  and in the event this  Agreement  is  terminated  for any reason other than with Cause or without
Good Reason,  until January 1, 2007,  Employee will not, directly or indirectly, without the written consent of the Real Estate Investment Committee of the Board of Directors,  own, manage, operate,  control, be employed by, or participate in or be connected with any entity owning or having financial  interest in, whether direct or  indirect,  a  business  entity  which is in the  business  of owning, operating,  acquiring,  developing  or  otherwise  dealing  in  Market-Rate  (as subsequently  defined)  multifamily  residential  real  properties in the United
States and Canada.  In addition,  in the event this  Agreement is terminated for
Cause or without Good Reason then,  for two years after the  termination of this
Agreement,  Employee  will not,  directly  or  indirectly,  without  the written consent of the Real Estate Investment Committee of the Board of Directors,  own,
manage, operate, control, be employed by, or participate in or be connected with any entity owning or having financial interest in, whether direct or indirect, a business  entity  which is in the  business  of  owning,  operating,  acquiring, developing or otherwise  dealing in  Market-Rate  multifamily  residential  real properties  in the  United  States  and  Canada.  A  property  shall  be  deemed
"Market-Rate" if there is no project-based governmental assistance for residents of the property,  if there is no government subsidized interest rates that apply to the  financing  for the property and if no interests in the entity owning the property  have been sold to a third party for  purposes of that party  acquiring tax credit  benefits.  From and after the  termination of this Agreement for any reason the above  restrictions  shall not be  violated if and to the extent that the Employee owns, manages,  operates,  controls, is employed by or participates in or is connected  with any entity  owning or having a financial  interest in a business entity which owns, operates,  acquires,  develops or otherwise deals in any multifamily  residential real property  consisting:  (a) fifty (50) or fewer apartment units wherever located; (b) two hundred (200) or fewer apartment units if the  property  is located in a state in which the  Company  does not own real property at the time that the acquisition or transaction  occurs;  and/or (c) to the extent that the Employee's interest in any entity consists of less than a 5%
limited  partnership  interest in the case of a partnership  and less than 5% of the outstanding vesting shares in the case of a corporation in all cases so long as such ownership, management, operation or control does not violate the Code of
Ethics.

6.2 Confidential Information.  In addition to the obligations of confidentiality as set forth in the Code of Ethics, the Employee recognizes and acknowledges the existence of  confidential  business  matters,  trade secrets,  and  proprietary information of the Company and HME,  including but not limited to customer lists sales, products, markets, inventions,  marketing strategies and plans, research, practices,  procedures,  current and  planned  corporate  strategies,  strategic customers and business  partners,  and the identity,  skills and interest of its employees,  which  matters  are  valuable,  special,  and  unique  assets of the
Company's and HME's  business.  The Employee shall not, during or after the term of employment  with the Company,  disclose the  Company's or HME's  confidential business matters to any person, firm, corporation,  partnership,  association or other  entity for any reason or purpose  whatsoever,  without the prior  written consent of the Board of  Directors,  except as  required  by law or  pursuant to legal process.

6.3 Remedies for Breach of Section 6. The Employee further acknowledges that (a)
compliance with entire Section 6 is necessary to protect the Company's and HME's business  and  goodwill;  (b)  a  breach  of  Section  6  will  irreparably  and constitutionally  damage the Company and HME; and (c) an award of money  damages will not be adequate to remedy such harm.  Consequently,  Employee  agrees that, and in addition to other  remedies,  in the event he  breaches or  threatens  to breach any of these  covenants,  the  Company and HME shall be entitled to both:
(1) a preliminary or permanent  injunction to prevent the  continuation  of such harm;  and (2) money  damages,  insofar  as they can be  determined,  including, without  limitation,  all reasonable  costs and attorneys'  fees incurred by the
Company and/or HME in the enforcement of the provision.

6.4 Enforceability.  The Employee acknowledges and agrees that the provisions of this  Agreement are  reasonable  and necessary for the protection of the Company and HME. If, however,  a final judicial  determination is made by a court having jurisdiction  that the time or territory or any other  restriction  contained in
Section 6.1 is an unreasonable or otherwise  unenforceable  restriction  against the Employee, the provisions of Section 6.1 shall not be rendered void but shall be deemed amended to apply as to the maximum time and territory and to the other extent as this court may judicially determine or indicate to be reasonable.

7. Breach of  Agreement.  Each party agrees to indemnify  and hold  harmless the others from and against any loss, liability, damages, judgments, suits, costs or expenses (including the costs of investigating and enforcing each party's rights under this  Agreement and attorneys'  fees and expenses)  relating to or arising from any breach by any party of the terms of this Agreement.

8.  Governing  Law. ALL  QUESTIONS  PERTAINING  TO THE  VALIDITY,  CONSTRUCTION,
EXECUTION AND  PERFORMANCE  OF THIS  AGREEMENT  SHALL BE CONSTRUED IN ACCORDANCE
WITH, AND BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO
ITS PRINCIPLES OF CONFLICTS OF LAW.

9. Entire  Agreement.  This  Agreement and the benefit plans  referred to herein constitute  the entire  agreement  of the  parties  hereto  with  respect to the matters contained herein, and no modification, amendment or waiver of any of the provisions of this Agreement shall be effective  unless in writing and signed by each of the parties hereto. No failure to exercise any right or remedy hereunder shall  operate as a waiver  thereof.  This  Agreement  shall be binding upon and inure  to  the  benefit  of the  parties  hereto  and  their  respective  heirs, representatives, successors and assigns.

10.  Headings.  The  paragraph  and  subparagraph  headings  contained  in  this
Agreement are for reference  purposes only and shall not affect the construction or interpretation of this Agreement.

11. Counterparts.  This Agreement may be executed in several  counterparts,  and all  counterparts  so executed shall  constitute  one agreement,  binding on the parties  hereto,  notwithstanding  that both  parties are not  signatory  to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below, effective as of the date first above written.

Date: May 6, 2004                           HOME PROPERTIES, L.P.
                                            By: Home Properties, Inc.
                                            Its: General Partner

                                    By:     /s/ David P. Gardner
                                            David P. Gardner
                                            Executive Vice President

                                            HOME PROPERTIES, INC.

Date: May 17, 2004                  By:     /s/ Clifford W. Smith, Jr.
                                            Clifford W. Smith, Jr.
                                            Chair of Compensation
                                            Committee of the Board of Directors

Date: May 6, 2004                           /s/ Edward J. Pettinella
                                            Edward J. Pettinella